                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule sec.240.14a-11(c) or sec.240.14a-12

                         THE AMERICAS GROWTH FUND, INC.
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified In Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth in the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                         THE AMERICAS GROWTH FUND, INC.
                              701 BRICKELL AVENUE
                                   SUITE 2000
                              MIAMI, FLORIDA 33131
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 7, 1997
                             ---------------------

To our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of The Americas Growth Fund, Inc. (the "Company") to be held at Sheraton Biscayne Bay, 495 Brickell Avenue, Miami, Florida on July 7, 1997 at 10:00 a.m., local time, for the following purposes:

          1. To elect two Class II directors of the Company;

          2. To ratify the appointment of Ernst & Young LLP, independent certified public accountants, as the Company's auditors for the fiscal year ending December 31, 1997; and

          3. To take action upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

     May 30, 1997 has been fixed as the record date for the determination of the stockholders entitled to receive notice of, and to vote at, the meeting and any adjournments or postponements thereof. Such stockholders may vote in person or by proxy. If your shares are held in the name of a broker, bank or other holder of record, you may attend the meeting, but you may not vote at the meeting unless you have first obtained a proxy, executed in your favor, from the holder of record.

     Your vote is important. Whether or not you expect to attend the meeting, please mark, date, sign and return the proxy card enclosed with this notice as soon as possible so that your shares can be voted. You may revoke your proxy at any time prior to its exercise by filing a written notice with the Secretary of the Company prior to the meeting, by executing another proxy dated after the proxy to be revoked and prior to the meeting or by personally attending the meeting and voting.

                                                     By Order of the Board of
                                                     Directors,

                                                     Leonard J. Sokolow,
                                                     President

Miami, Florida
June 6, 1997

                         THE AMERICAS GROWTH FUND, INC.
                        701 BRICKELL AVENUE, SUITE 2000
                              MIAMI, FLORIDA 33131

                                PROXY STATEMENT

     The Board of Directors of The Americas Growth Fund, Inc. (the "Company") is soliciting proxies, the form of which is enclosed, to be used at the Annual
Meeting of Stockholders to be held at the                      on July 7, 1997,
at 10:00 a.m. local time, or at any adjournment or postponement thereof.

     To ensure adequate representation at the meeting, stockholders are requested to sign the enclosed proxy and to return it promptly. Only stockholders of record at the close of business on May 30, 1997 (the "Record Date") will be entitled to vote at the meeting. The approximate mailing date of this Proxy Statement and accompanying form of proxy is June 6, 1997.

     Any stockholder giving a proxy has the power to revoke it at any time before it is voted. A stockholder may revoke a proxy by sending a written revocation prior to the meeting or by attending the meeting and voting in person. If a proxy is signed with a preference indicated, the shares represented thereby will be voted accordingly, but if no choice has been specified, the shares will be voted FOR: (1) the election of the nominees listed on the proxy card and (2) the ratification of the appointment of Ernst & Young LLP as the Company auditors for the fiscal year ending December 31, 1997. The Board of Directors is not aware of any matters which will come before the meeting other than as described above. If such matters are presented, however, the named proxies, in the absence of instructions to the contrary, will vote such proxies in accordance with the discretion of such named proxies on such other business as may properly come before the meeting.

     Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power) will have no effect on the outcome of the election of directors.

     In the event that a quorum is present or represented by proxy at the meeting, but sufficient votes to approve the proposal are not received, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies in accordance with Maryland law. The persons named as proxies will vote those proxies which they are entitled to vote FOR such proposal in favor of such an adjournment.

     As of the Record Date, there were outstanding 1,265,100 shares of the Company's common stock, par value $.01 per share ("Common Stock"). No other class of stock is issued by the Company and each share is entitled to one vote.

     The principal executive offices of the Company are located at 701 Brickell Avenue, Suite 2000, Miami, Florida 33131.

                               SECURITY OWNERSHIP

     The following table sets forth, as of the Record Date, the beneficial ownership of the Common Stock by (i) each director of the Company (certain of whom constitute nominees for election as directors at the Annual Meeting), (ii) all directors and executive officers of the Company as a group, and (iii) each person who is known by the Company to beneficially own more than 5% of the Common Stock. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if he has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days.

                                                              NUMBER OF SHARES
NAME AND ADDRESS                                                BENEFICIALLY     PERCENTAGE
OF BENEFICIAL OWNER(1)                                            OWNED(2)        OF CLASS
----------------------                                        ----------------   ----------
JW Charles Clearing Corp....................................      262,000           20.7%
  980 North Federal Highway, #310
  Boca Raton, Florida 33432
Kevin C. King...............................................       88,600            7.0%
  10200 Old Katy Road, #300
  Houston, Texas 77043
Hon. J. Antonio Villamil....................................          -0-              *
Neil R. Winter..............................................          -0-              *
Sanford B. Cohen............................................          -0-              *
Martin C. Engelmann.........................................          -0-              *
Leonard J. Sokolow(3).......................................          100              *

---------------

 *  Less than 1%
(1) The business address for purposes hereof of all of the Company's directors and executive officers is in care of the Company.
(2) Unless otherwise noted, the Company believes that all persons in the table have sole voting and disposition power with respect to all shares of Common Stock beneficially owned by them.
(3) Mr. Sokolow is the Chief Executive Officer of the Company. The number of shares of Common Stock beneficially owned by Mr. Sokolow also represents the number of shares beneficially owned by all directors and officers as a group (5 persons).

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership in the Common Stock. Executive officers, directors and persons who own more than 10% of a registered class of the Company's equity securities are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file with the SEC.

     To the Company's knowledge, based on copies of such reports furnished to the Company and verbal representations by the executive officers and directors of the Company, all of such executive officers, directors and persons who own more than 10% of a registered class of the Company's equity securities complied with all Section 16(a) filing requirements.

                             ELECTION OF DIRECTORS

     The stockholders of the Company will elect two directors of the Company at the Annual Meeting. The nominees listed below have consented to being named a nominee in the proxy statement and have agreed to serve as a director if elected at the Annual Meeting. If prior to the Annual Meeting, any nominee should become unavailable to serve, and if the Board of Directors (the "Board") of the Company does not accordingly reduce the number of directorships available, the proxies will be voted for a nominee designated by the Board. The Board knows of no reason to anticipate that this will occur.

     In accordance with the Company's Articles of Incorporation and Bylaws, the Board is divided into three classes, designated Class I, Class II and Class III. At the Annual Meeting, stockholders will be electing Class II directors. Class I and Class III directors will be elected at the Company's annual meetings in 1999 and 1998, respectively. Each class, upon election, serves for a three-year term. The current term of Class II directors extends until their successors have been elected and qualified. The term of the Class II directors elected at the Annual Meeting will extend to the date of the Company's 2000 annual meeting or until their respective successors are duly elected and qualified.

     The affirmative vote of a plurality of the shares present or represented by proxy is necessary to elect each director. Unless you specify otherwise on the accompanying proxy, it will be voted for the two Class II nominees listed below. THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES LISTED BELOW.

INFORMATION REGARDING CLASS II NOMINEES

     The names of, and certain information with respect to, the persons nominated for election as Class II directors is provided below:

          Hon. J. Antonio Villamil, age 49, has been Vice
     Chairman -- International Strategy, Secretary and a director of the Company since inception. Since January 1993, Mr. Villamil has been President and Chief Executive Officer of the Washington Economics Group, Inc., an economic, financial, and government relations adviser. From April 1989 to January 1993, Mr. Villamil served as Chief Economist of the United State Department of Commerce, and most recently as Under Secretary for Economic Affairs. From January 1981 to April 1989, Mr. Villamil was employed by Southeast Bank, N.A., most recently as Senior Vice President and Chief Economist, Corporate Planning and Economics Department, Office of the Chairman of the Board. From 1978 to 1981, Mr. Villamil was employed by Crocker National Bank, most recently as its Vice President and Economist, Economics Department. Mr. Villamil received a B.S. degree in Economics in 1968 and a Master of Arts in Economics in 1971 from Louisiana State University.

          Neil R. Winter, age 43, has been a director of the Company since February, 1995. Since June 1985, Mr. Winter was a shareholder in the CPA firm of Winter, Scheifley & Associates, P.C He received a Bachelor of Science degree from Boston University in 1974 and is licensed as a Certified Public Accountant in the states of Colorado and Florida. Mr. Winter is also a member of the Colorado Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

INFORMATION REGARDING CLASS I DIRECTORS -- FOR INFORMATIONAL PURPOSE -- NOT TO BE ELECTED AT THE 1997
ANNUAL MEETING

          Sanford B. Cohen, age 40, has been a director of the Company since inception. In 1985, Mr. Cohen co-founded Prescott Valley Broadcasting Co., Inc., owner of KIHX-FM and KQNA-AM radio stations in Prescott Valley, Arizona, and has been its President since its inception. From 1982 to 1984, Mr. Cohen was Vice President of National Phonecasting Co., a joint venture with Gannett Broadcasting Corp., a private company engaged in telephone broadcasting of financial information. Mr. Cohen received his B.A. degree in Economics in 1979 from Michigan State University.

          Martin C. Engelmann, age 55, has been a director of the Company since inception. In 1984, Mr. Engelmann co-founded Dale-Mar Associates, Inc., a management consulting firm specializing in companies in the health care industry with distribution in the Caribbean, and has been its President since its inception. Since November 1988, Mr. Engelmann has been a director of Miller Industries, Inc., a public company engaged in manufacturing and marketing of glass doors and windows. Mr. Engelmann received a B.S. degree in Business Administration from The University of Florida in 1963.

INFORMATION REGARDING CLASS III DIRECTORS -- FOR INFORMATIONAL PURPOSE -- NOT TO BE ELECTED AT THE 1997 ANNUAL MEETING

          Leonard J. Sokolow, age 40, has been Chairman of the Board, President, Chief Financial Officer and Portfolio Manager of the Company since inception. Since August 1993, Mr. Sokolow has been President and Chief Executive Officer of Genesis Partners, Inc. a privately-held corporation which provides domestic and international investment banking and financial advisory services. Since September 1996, Mr. Sokolow has been President of Union Atlantic LC, a privately-held company which provides domestic and international merchant banking and financial advisory services. From May 1988 to July 1993, Mr. Sokolow was employed by Windmere Corporation, a public corporation engaged in the manufacture and distribution of personal care products and small household appliances, most recently as its Executive Vice President -- Operations, Administration and Finance and General Counsel. Since September 1992, Mr. Sokolow has been a director of The Box Worldwide, Inc. (formerly known as Video Jukebox Network, Inc.), a public company in the entertainment industry. Since March 1990, Mr. Sokolow has served as a director of Catalina Lighting, Inc., a public company engaged in the import and distribution of commercial and residential electrical lighting. Since April 1995, Mr. Sokolow has been a director of Ezcony Interamerica, Inc., a distributor of electronic products and CD Rom programming to Latin America. Mr. Sokolow received a B.A. degree with majors in Economics and Accounting from The University of Florida in 1977, a J.D. degree from The University of Florida School of Law in 1980 and an L.L.M. (Taxation) degree from The New York University Graduate School of Law in 1982, Mr. Sokolow is a Certified Public Accountant.

LEGAL PROCEEDING

     On November 26, 1996, a purported derivative stockholders' suit alleging breach of fiduciary duty under the Investment Company Act of 1940 was filed in the Circuit Court for the Fifteenth Judicial Circuit in Palm Beach County, Florida against, among others, the Company and its Board. The suit was filed by Kevin King, Herbert Hill, a general partner of Double H Investment Co. and Bargelt Investments, Bonnie Cool Hayes and Ronald Hayes, who purportedly own an aggregate of approximately 10% of the Common Stock. The plaintiffs seek certain equitable relief, including enjoining the directors from acting in their capacities as directors of the Company and from making any investments or expenditures, except for payment of regular expenses and salaries, and an unspecified amount of damages in connection with, among other things, the previously announced proposed merger between the Company and Advanced Electronic Support Products, Inc. ("AESP"), which proposed merger was terminated by mutual agreement of the Company and AESP on November 8, 1996. The Company and the other defendants have filed several motions to dismiss this suit. Based upon information currently available, the management of the Company does not believe that the ultimate resolution of this litigation will have a material adverse impact on the financial position or results of operations of the Company.

     Pursuant to the Company's Articles of Incorporation, Bylaws and applicable federal and state law, the Board has sought indemnification regarding this suit and the Company has agreed to indemnify the Board in connection therewith. As part of such indemnification, the Company has agreed to advance legal fees and expenses incurred by the Board in defending such suit. Each Board member has affirmed in writing his good faith belief that the standard of conduct necessary for indemnification by the Company has been met and each Board member has made a written undertaking to repay any such advance if it ultimately is determined that the standard of conduct has not been met. As of March 31, 1997, the Company has incurred approximately $153,200 relating to the stockholder litigation.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

     The following table sets forth information for the period from January 1995 through December 31, 1996 of the respective compensation earned by the Chief Executive Officer of the Company and the other executive officers who earned in excess of $100,000 (of which there were none) in all capacities in which he served.

                              ANNUAL COMPENSATION

NAME AND PRINCIPAL POSITION                    YEAR   SALARY    BONUS PLAN
---------------------------                    ----   -------   ----------
Leonard J. Sokolow,                            1996   $96,100     $  -0-
  Chairman of the Board, President,            1995   $91,500     $2,700
  Chief Executive Officer & Portfolio Manager

     The Company has implemented an employee profit sharing plan (the "Plan") which provides for payment of a performance fee in an amount equal to 20% of net income after taxes in each fiscal year, computed from the end of the last fiscal year in respect of which performance fees were paid ("Plan Income"). Such performance fee shall be payable regardless of the amount of net income. Pursuant to his employment agreement, Mr. Sokolow will receive 10% of Plan Income, if any; provided, however, that the amount so distributable to Mr. Sokolow in any given year shall not exceed 50% of all amounts eligible to be distributed under the Plan.

     Directors, other than Mr. Sokolow, will receive an annual fee of $2,500 for serving on the Board plus $250 and out-of-pocket expenses for each meeting attended. During fiscal year 1996, the Board met five times, with no member attending less than 75% of the meetings.

     Other than the Plan, the Company does not have any stock option, annuity, retirement, pension, deferred or incentive compensation plan or arrangement under which any executive officers or directors are entitled to benefits, nor does the Company have any long-term incentive plan pursuant to which performance units or other forms of compensation are paid.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In September 1995, the Company entered into a month to month consulting agreement with the Washington Economics Group, Inc. ("WEG"), of which Hon. J. Antonio Villamil, Vice Chairman -- International Strategy and a director of the Company, is President and Chief Executive Officer. Pursuant to the consulting agreement, WEG received a monthly retainer of $3,000 in exchange for providing up to 20 hours of consulting services per month. This agreement was terminated as of December 31, 1996. In its capacity as a consultant, WEG consulted with the Portfolio Manager in analyzing investments, assisted management in investor relations and, as requested, prepared formal presentations to the Board on market developments and economic conditions in Latin America and the Caribbean.

          RATIFICATION OF THE REAPPOINTMENT OF THE COMPANY'S AUDITORS

     The Board recommends that the appointment of Ernst & Young LLP ("Ernst & Young"), independent certified public accountants, as the Company's auditors for the fiscal year ending December 31, 1997, be ratified by the Company's stockholders. Ernst & Young has audited the books and records of the Company since August 1994. Although the appointment of Ernst & Young as independent auditors of the Company does not require ratification, the Board considers it appropriate to obtain such ratification. Accordingly, the vote of the stockholders on this matter is advisory in nature and has no binding effect upon the Board's appointment of Ernst & Young. A representative of Ernst & Young is expected to be present at the Annual Meeting to make a statement, if he or she desires to do so, and to respond to appropriate questions.

                                 OTHER MATTERS

     The Board knows of no other matter to be acted upon at the meeting and does not intend to present any other matters. If any other matters should properly come before the meeting or any adjournments or postponements thereof, the persons named in the accompanying proxy will vote thereon as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

     The Company will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy card and any additional material which may be furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to the beneficial owners of the Common Stock. The Company will reimburse brokerage houses, fiduciaries and custodians their out-of-pocket expenses for sending proxy material to beneficial owners. The solicitation of proxies may be made by mail, telephone or telegram and may be made by directors, officers and employees of the Company without extra remuneration.

                  INFORMATION CONCERNING STOCKHOLDER PROPOSALS

     Pursuant to Rule 14a-8 promulgated by the SEC, proposals of stockholders intended to be present at the Company's 1998 Annual Meeting of Stockholders must be received in writing by the Company's Secretary at the Company's principal executive offices not later than December 31, 1997 in order to be included in the Company's Proxy Statement and form of Proxy relating to that Annual Meeting.

                                          By Order of the Board of Directors,

                                          Leonard J. Sokolow, President

Miami, Florida
June 6, 1997

                                                                     Appendix A


                         THE AMERICAS GROWTH FUND, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 ANNUAL MEETING OF STOCKHOLDERS -- JULY 7, 1997

    The undersigned hereby appoints Leonard J. Sokolow and Martin C. Engelmann, or either of them, with full power of substitution, as proxy for the undersigned, at the Annual Meeting of Stockholders of The Americas Growth Fund, Inc. (the "Company"), to be held on Monday, July 7, 1997, at 10:00 a.m. local time, or at any adjournment or postponement thereof, to vote shares, execute consents, and otherwise act for the undersigned in the same manner as if the undersigned were personally present, for the proposals below and any other matter properly brought before the meeting or any adjournment or postponement thereof, all as set forth in the Proxy Statement dated June 6, 1997. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BELOW. IF NO DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE FOLLOWING PROPOSALS.

 I.  Election of Class II Directors                                    FOR      WITHHELD
     Nominees: Hon. J. Antonio Villamil                                [ ]         N
              Neil R. Winter                                            N          N
     For, except vote withheld from the following nominee(s)

     ------------------------------------------------------------
                                                                       FOR      AGAINST
II.  Ratification of the Appointment of Auditors                       [ ]        [ ]

                  (continued and to be signed on reverse side)

                          (continued from other side)

                                                Number of Shares:

    ----------------------------------------------------------------------------

                                                Dated:

                                         -------------------------------- , 1997

                                                --------------------------------
                                                Signature

                                                --------------------------------
                                                Signature, if held jointly

                                                Please sign exactly as your
                                                name(s) appear(s) on this proxy.
                                                When shares are held by joint
                                                tenants, both should sign. When
                                                signing as attorney, executor,
                                                administrator, trustee or
                                                guardian, please give full title
                                                as such. If a corporation,
                                                please sign in full corporate
                                                name by the President or other
                                                authorized officer. If a
                                                partnership, please sign in
                                                partnership name by any
                                                authorized person.

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
                                    ENVELOPE